SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: April 26, 2000



                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)




                                   Maryland
                           (State of Incorporation)


             1-13199                                 13-3956775
     (Commission File Number)                  (IRS Employer Id. Number)


                          420 Lexington Avenue                       10170
                           New York, New York                       (Zip Code)
              (Address of principal executive offices)

                                (212) 594-2700
             (Registrant's telephone number, including area code)

Item 5.       Other Events

     The information set forth in the press release issued by SL Green Realty Corp. on April 26, 2000, attached hereto as Exhibit 99.1 is incorporated by reference herein.

(c)  Exhibits

     99.1       Press Release of SL Green Realty Corp., dated April 26, 2000

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        SL GREEN REALTY CORP.
                                        (Registrant)


                                   By:  /s/ David J. Nettina
                                        --------------------------------------
                                        Name:    David J. Nettina
                                        Title:   President and
                                                   Chief Operating Officer


Date: April 26, 2000

EXHIBIT 99.1


CONTACT
David Nettina
President & Chief Operating Officer
-or-
Thomas E. Wirth
Chief Financial Officer
(212) 594-2700

FOR IMMEDIATE RELEASE
---------------------

          SL GREEN REALTY CORP. REPORTS 19% GAIN IN FIRST QUARTER FFO
          -----------------------------------------------------------

First Quarter Highlights

o  19% FFO increase, $0.62 per share (diluted) versus $0.52 prior year
o  36% same store portfolio cash NOI growth
o  Closed 100 Park Avenue joint venture
o  Acquired $51.9 million first mortgage interest at 2 Grand Central Tower
o  Contracted to sell 65% joint venture interest in 321 West 44th Street
o  Closed two property sales raising $21.2 million in net new capital
o Received a commitment for new $250 million unsecured Line of Credit which will increase borrowing capacity by $110 million.


Financial Results
-----------------

New York, NY, April 26, 2000 - SL Green Realty Corp. (NYSE:SLG) reported a 19% increase in operating results for the three months ended March 31, 2000. During this period funds from operations (FFO) before minority interest totaled $17.2 million, or $0.62 per share, compared to $14.0 million, or $0.52 per share for the same quarter in 1999.

Revenues for the first quarter totaled $54.8 million compared to $46.7 million last year - an increase of 17%. The $8.1 million growth in revenue resulted from:

     o  2000 same store portfolio ($5.1 million)
     o  1999 acquisitions net of property sales ($2.7 million)

During the quarter the Company recorded gains on the sales of two portfolio properties totaling $14.2 million that are not reflected in the Company's FFO results.

The 2000 same store cash NOI in the first quarter increased $6.0 million, or 36%, to $22.9 million over the prior year. The increased NOI resulted in cash margins before ground rent improving year over year from 49% to 58%. The improvement in cash NOI came from a $6.8 million increase in cash revenue due to:

  o Reduced free rent as certain properties reached stabilized occupancy from the previous year ($2.0 million). The reduction is primarily due to three major tenants (Cipriani, Wildcat and Crains Communications) receiving free rent during the 1999 quarter.
  o  Increased occupancy from 96% to 97% ($0.7 million)
  o 30% increase in replacement rents versus previously fully escalated rents ($2.1 million)
  o  Rent steps from current in-place tenants ($1.0 million)

  o Increased escalation and reimbursement income ($0.8 million) resulting from increased electric ($0.3 million), fuel ($0.3 million), and CPI and porter wage escalations ($0.2 million)
  o  Increased signage and other income ($0.2 million).

The increase in revenue was partially offset by a $1.0 million or 11% increase in operating costs, over half of which was related to higher utility costs ($0.6 million). Much of the increase resulted from higher fuel adjustment charges, of which about one half was recovered from tenants under the utility clause of their lease. General R&M costs also increased ($0.4 million) resulting primarily from one-time items at BMW Building and 420 Lexington Avenue. These increased costs were offset by lower real estate taxes ($0.2 million).

The Company's EBITDA increased $6.6 million, resulting in increased margins before ground rent of 61% compared to 57% last year and after ground rent margin improvement of 55% from 50% in the same period. Margin improvement was driven by increases in GAAP NOI of $6.9 million, $4.0 million of which occurred in the same store portfolio (a 19% improvement), $2.1 million from 1999 acquisitions, and income from the unconsolidated joint ventures ($0.8 million). The increase in GAAP NOI was offset by higher MG&A and lower non-real estate revenue ($0.3 million).

The $3.1 million increase in FFO results from:

  o  Same store GAAP NOI ($4.0 million)
  o  1999 acquisition GAAP NOI ($2.1 million)
  o  Contribution from unconsolidated joint ventures ($1.5 million).


Higher interest costs associated with acquisition and new investment debt ($2.8 million), the funding of ongoing capital projects and working capital requirements ($1.0 million) and higher interest rates ($0.4 million) offset these gains. FFO was also offset by higher MG&A ($0.1 million) and non-real estate depreciation ($0.4 million).

At the end of the quarter, debt totaled $474.0 million, reflecting a debt to market capitalization ratio of 38.8%. A commitment for a new unsecured Line of Credit was received for $250 million, which will replace the Company's existing $140 million line which expires at year end.


New Investments to Date
-----------------------

o On April 5, 2000, the Company announced the sale of a partial interest (65%) in 321 West 44th Street to Morgan Stanley Real Estate Fund III. The joint venture will redevelop the property. This transaction represents the second project undertaken by the parties pursuant to their joint venture agreement. The property, a 203,000 square foot building located in the Times Square submarket, was acquired by the Company in March 1998. The property was contributed to the joint venture on a basis that values the property at $28.4 million. Simultaneous with the initiation of this joint venture, the venture has received a financing commitment from Lehman Brothers for the acquisition and funding for the future capital improvement program. The Company will also act as the operating partner for the venture, responsible for redevelopment, construction, leasing and management of the property and will earn management fees for these services. The transaction will result in returning $25.3 million of capital to the Company.

o On March 30, 2000, the Company acquired a $51.9 million interest in an existing first mortgage loan secured by 2 Grand Central Tower, New York. This is a subordinate participation interest in an existing first mortgage loan currently held by Credit Suisse First Boston Mortgage Capital, LLC. The property is an approximately 620,000 square foot commercial office building located in the heart of the Grand Central submarket. The transaction was partially financed on the Company's secured line of credit ($37.8 million).

o The Company closed its joint venture acquisition of 100 Park Avenue with Prudential Real Estate Investors (PREI), who acted on behalf of PRISA, its flagship commingled fund, to acquire 100 Park Avenue. The 36 story property consists of 834,000 square feet. It is located one block south of Grand Central Terminal on Park Avenue between 40th and 41st Streets. The Company purchased a 49.9% interest in the venture for $95.8 million, representing an implied overall property value of $192 million. The Company has certain preferential rights to acquire PRISA's interests in the future, and is responsible for managing and leasing the property, for which it receives management fees. The acquisition was financed in part by a first mortgage of $112.0 million.

o The Company completed the sale of two of its smaller side-street properties:

      The first property, 36 West 44th Street, also known as the Bar Building, was sold for $31.5 million. The property is approximately 178,000 square feet and the purchase price represents a sale value of $177 per square foot. The sale reduced the Company's secured debt by $16.9 million and resulted in $13.2 million in new proceeds.

      The second property, 29 West 35th Street, was sold for $11.7 million. The property is approximately 78,000 square feet and represents a sale value of $150 per square foot. The sale reduced secured debt by $2.8 million and generated $8.1 million in new capital.


Commenting on the quarter, Stephen L. Green, Chairman and Chief Executive Officer, noted, "The investment activity of the quarter reflects the strength of our organization to operate simultaneously on all aspects of our business plan, whether selling properties, forming joint ventures or completing complex structured financings. Meanwhile, the strength of the market and our operating group is reflected in continued strength in leasing and occupancy statistics, and operating expense recovery."

At March 31, 2000, SL Green's portfolio consisted of 23 properties, aggregating 9.1 million square feet. Since March 31, 1999, the portfolio has grown by a net 1.9 million square feet, or 26%.

SL Green Realty is a self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages a Class B Manhattan office portfolio. The Company is the only publicly held REIT which exclusively specializes in this niche.

                           Financial Tables attached

 To receive SL Green's latest news release and other corporate documents, including the Fourth Quarter Supplemental Data, via FAX at no cost, please contact the Investor Relations office at 212-216-1601. All releases and supplemental data can also be downloaded directly from the SL Green website at:

                               www.slgreen.com.
                               ----------------

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include the strength of the commercial office and industrial real estate markets in New York, competitive market conditions, unanticipated administrative costs, timing of leasing income, general and local economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.


                                                        SL GREEN REALTY CORP.
                                                      STATEMENTS OF OPERATIONS
                                            (Amounts in thousands, except per share data)

                                                                                    Three Months Ended
                                                                                          March 31
                                                                                 2000                 1999
                                                                            ----------------     ---------------
                                                                                       (unaudited)
Revenue:
Rental revenue, net                                                            $46,941                $40,217
Escalations & reimbursement revenues                                             5,981                  4,932
Signage Rent                                                                       500                    210
Investment income                                                                1,013                    837
Other income                                                                       324                    466
                                                                         ----------------        ----------------
Total revenues                                                                  54,759                 46,662
                                                                         ----------------        ----------------
Expenses:
Operating expenses                                                              13,190                 11,220
Ground rent                                                                      3,183                  3,207
Interest                                                                         9,492                  5,238
Depreciation and amortization                                                    7,816                  5,438
Real estate taxes                                                                7,335                  7,083
Marketing, general and administrative                                            2,788                  2,645
                                                                         ----------------        ----------------
Total expenses                                                                  43,804                 34,831
                                                                         ----------------        ----------------
Income before minority interests, preferred stock dividends, gain on sales,
     service corporation and joint venture income                               10,955                 11,831
Equity in income from Service Corporation                                          170                    211
Equity in income from Joint Ventures                                               841                    ---
Minority interests                                                              (2,151)                (1,429)
                                                                         ----------------        ----------------
                                                                                 9,815                 10,613
                                                                         ----------------        ----------------
Gain on sale of rental properties                                               14,225                    ---
Preferred stock dividends and accretion                                         (2,407)                (2,399)
                                                                         ----------------        ----------------
Net income available to common shareholders                                    $21,633                 $8,214
                                                                         ================        ================
Net income per share (Basic and diluted)                                         $0.89                  $0.34

Funds From Operations (FFO)
FFO per share (Basic)                                                            $0.65                  $0.53
FFO per share (Diluted)                                                          $0.62                  $0.52
FFO Calculation:
---------------

Income before minority interests, preferred stock dividends and gains on sales $11,966                  $12,042
Less:
----
Preferred stock dividend                                                        (2,300)                 (2,300)
Minority interest in commercial property                                           ---                    (572)
Add:
Joint venture FFO adjustment                                                       709                     ---
Depreciation and amortization                                                    7,816                   5,438
Amortization of deferred financing costs and depreciation of non-real
     estate assets                                                              (1,023)                   (569)
                                                                         ----------------        ----------------
FFO - BASIC                                                                    $17,168                 $14,039
Add:  Preferred stock dividends                                                  2,300                   2,300
                                                                         ----------------        ----------------
FFO - DILUTED                                                                  $19,468                  16,339
                                                                         ================        ================
Basic ownership interests
  Weighted average REIT common shares                                           24,220                  24,192
  Weighted average partnership units held by minority interest                   2,418                   2,428
                                                                         ----------------        ----------------
Basic weighted average shares and units outstanding                             26,638                  26,380
                                                                         ================        ================
Diluted ownership interest
  Weighted average REIT common and common share equivalent shares               24,414                  24,236
  Weighted average partnership units held by minority interests                  2,418                   2,428
  Common share equivalents for preferred stock                                   4,699                   4,699
                                                                         ----------------        ----------------
Diluted weighted average equivalent shares and units outstanding                31,531                  31,363
                                                                         ================        ================



                                                        SL Green Realty Corp.
                                                Condensed Consolidated Balance Sheets
                                                       (Dollars in Thousands)

                                                                                              March 31,            December 31,
                                                                                                2000                  1999
                                                                                          ----------------       ---------------
                                                                                            (unaudited)
Assets
Commercial real estate properties, at cost:
Land and land interests.................................................................      $132,081             $132,081
Buildings and improvements..............................................................       637,168              632,004
Building leasehold......................................................................       134,304              132,573
Property under capital lease............................................................        12,208               12,208
                                                                                          ----------------       ---------------
                                                                                               915,761              908,866
                                                                                          -----------------     ---------------
Less accumulated depreciation............................................................      (62,965)             (56,983)
                                                                                          -----------------     ---------------
                                                                                               852,796              851,883

Properties held for sale..................................................................         ---               25,835
Cash and cash equivalents.................................................................      10,147               21,561
Restricted cash...........................................................................      38,713               34,168
Tenant and other receivables, net $1,333 and $938 reserve in 2000 and 1999, respectively..       5,079                5,747
Related party receivables.................................................................         466                  463
Deferred rents receivable net of provision for doubtful accounts of $5,322 and
   $5,337 in 2000 and 1999, respectively..................................................      40,252               37,015
Investment in and advances to Service Corporation.........................................       5,695                4,978
Investment in unconsolidated joint ventures...............................................      62,021               23,441
Mortgage loans and preferred investments..................................................      65,680               20,000
Deferred costs, net.......................................................................      31,542               30,540
Other assets..............................................................................      11,563               15,611
                                                                                          -----------------     ---------------
Total assets..............................................................................  $1,123,934           $1,071,242
                                                                                          =================     ===============

Liabilities and Stockholders' Equity
Mortgage notes payable....................................................................    $332,262             $352,693
Revolving credit facility.................................................................     141,752               83,000
Accrued interest payable..................................................................       3,158                2,650
Accounts payable and accrued expenses.....................................................      15,753               17,167
Deferred revenue..........................................................................       1,480                  306
Capitalized lease oblibations.............................................................      15,090               15,017
Deferred land lease payable...............................................................      12,052               11,611
Dividend and distributions payable........................................................      11,962               11,947
Security deposits.........................................................................      17,510               18,905
                                                                                          -----------------     ---------------
Total liabilities.........................................................................     551,019              513,296
                                                                                          -----------------     ---------------

Minority interests........................................................................      42,430               41,494

8% Preferred Income Equity Redeemable Stock $0.01 par
   value, $25.00 mandatory liquidation preference 25 million shares
   authorized, 4.6 million outstanding in 2000 and 1999...................................     110,325              110,348


Stockholders' Equity
         Common stock, $.01 par value 100,000 shares
            authorized, 24,239 and 24,184 issued and
            outstanding in 2000 and 1999, respectively....................................         242                  242
         Additional paid - in capital.....................................................     423,032              421,958
         Deferred compensation plan.......................................................      (6,622)              (6,610)
         Officers' loans..................................................................         (39)                 (64)
         Distributions in excess of earnings..............................................       3,418              (9,422)
Total stockholders' equity................................................................     420,031              406,104
                                                                                          -----------------     ---------------
Total liabilities and stockholders' equity................................................  $1,123,934           $1,071,242
                                                                                          =================     ===============



                                                        SL GREEN REALTY CORP.
                                                  SELECTED OPERATING DATA-UNAUDITED




                                                                        March 31, 2000       December 31, 1999
                                                                        --------------       -----------------

   Operating Data:

   Net rentable area at end of period (in 000's)(1)                          9,155              8,540
   Portfolio occupancy percentage at end of period                             98%                97%
   Same Store occupancy percentage at end of period                            97%                97%
   Number of properties in operation                                            23                 24



(1)   Includes wholly-owned and minority owned properties.
